Exhibit 99.1

Date: May 2, 2013	Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contact: Dennis Puma 732-938-1229 dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013

SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported net financial earnings for the second quarter of fiscal 2013 and reaffirmed earnings guidance for fiscal 2013.

A reconciliation of net income to net financial earnings for the second quarter and first six months of fiscal years 2013 and 2012 is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Net income	$45,469	$54,535	$105,675	$111,892
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	24,534	7,664	12,940	(9,708)
Effects of economic hedging related to natural gas inventory, net of taxes	(1,339)	11,927	(14,458)	17,250

Net financial earnings	$68,664	$74,126	$104,157	$119,434

Weighted Average Shares Outstanding
Basic	41,789	41,509	41,742	41,472
Diluted	41,972	41,711	41,925	41,673

Basic earnings per share	$1.09	$1.31	$2.53	$2.70

Basic net financial earnings per share	$1.64	$1.79	$2.50	$2.88

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•	NJR Reports Net Financial Earnings

Fiscal 2013 year-to-date net financial earnings at NJR totaled $104.2 million, or $2.50 per share, compared with $119.4 million, or $2.88 per share, during the first six months of fiscal 2012. For the three-month period ended March 31, 2013, net financial earnings were $68.7 million, or $1.64 per share, compared with $74.1 million, or $1.79 per share during the same period last year. The financial community consensus estimate for the quarter was $1.63 per share.

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2013	2012	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$45,917	$44,936	$71,409	$70,910
NJR Energy Services	16,368	15,871	19,382	23,486
NJR Clean Energy Ventures	5,154	11,862	10,459	21,959
NJR Energy Holdings	2,274	2,021	4,059	3,804
NJR Home Services and Other	(1,037)	(543)	(1,131)	(689)

Sub-total	68,676	74,147	104,178	119,470
Eliminations	(12)	(21)	(21)	(36)

Total	$68,664	$74,126	$104,157	$119,434

Based on results through March 31 and an updated forecast, NJR expects net financial earnings at New Jersey Natural Gas, NJR Energy Services, NJR Energy Holdings and NJR Home Services in fiscal 2013 to exceed last year. New Jersey Natural Gas is expected to continue to be the prime driver of earnings, with a contribution to net financial earnings of between 60 to 70 percent.

“Our commitment to the fundamentals is helping us to realize continued, consistent performance and long-term growth,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Since the beginning of the calendar year, NJR stock has provided a total return of over 20 percent, outperforming its peer group. And we’ve achieved this in the aftermath of Superstorm Sandy, one of the most challenging periods in the history of our company – thanks to the dedication and resolve of our 900 employees.”

•	NJR Reaffirms Fiscal 2013 Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming its previously announced fiscal 2013 net financial earnings guidance in a range of $2.60 to $2.75 per basic share. The following chart represents the expected contributions from NJR’s subsidiaries:

Company	Expected Fiscal 2013 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Energy Services	10 to 20 percent
NJR Clean Energy Ventures	5 to 15 percent
Midstream Investments	5 to 10 percent
NJR Home Services	2 to 5 percent

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•	New Jersey Natural Gas Update; New Construction Customer Additions Increase 21 Percent

Fiscal 2013 year-to-date earnings for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $71.4 million, compared with $70.9 million for the first six months of fiscal 2012. For the three-month period ended March 31, 2013, net financial earnings were $45.9 million, compared with $44.9 million during the same period last year. Growth from customer additions, accelerated infrastructure investments and a lower effective tax rate more than offset lost gross margin due to the effects of Superstorm Sandy. Based on restoration efforts and an updated customer growth projection and forecast, NJNG’s earnings over the balance of this year are expected to exceed fiscal 2012.

During the first six months of fiscal 2013, NJNG added 3,697 new customers, compared with 3,492 in the same period last year, a 6 percent increase. Of these customers, 1,741 were new construction, compared with 1,444 in the same period last year, an increase of 21 percent. Additionally, in the first six months of fiscal 2013, 328 existing non-heat customers converted to natural gas heat, compared with 261 in the same period last year, a 26 percent increase.

NJNG is increasing its two-year projected customer growth additions for 2013 and 2014 from a range of 12,500 to 14,500 to a range of 13,000 to 15,000, representing a new customer annual growth rate of 1.3 to 1.4 percent. NJNG expects these new customers and conversions to contribute approximately $3.6 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

On March 1, 2013, NJNG filed with the New Jersey Board of Public Utilities (BPU) to continue its Conservation Incentive Program (CIP). Created in support of the state’s energy and environmental policies, CIP has, since its inception in 2006, provided the tools and resources to help residential and commercial customers reduce their natural gas bills by 253.6 million therms, saving them nearly $260 million and preventing the release of nearly three billion pounds of carbon dioxide.

•	Third Consecutive J.D. Power and Associates Business Award

For the third year in a row, New Jersey Natural Gas ranked ‘Highest in Customer Satisfaction with Business Natural Gas Customers in the Eastern U.S. among Large Utilities,’ according to the J.D. Power and Associates 2013 Gas Utility Business Customer Satisfaction Study SM.

“This would be a noteworthy achievement at any time,” continued Downes. “But to accomplish this while recovering from Superstorm Sandy, the second costliest storm in our nation’s history, is a true demonstration of the commitment of our employees.”

•	Contracts Signed for Compressed Natural Gas Refueling Stations

In the second quarter of fiscal 2013, NJNG entered into agreements to build the infrastructure for two compressed natural gas (CNG) refueling stations at host facilities and, in April, signed an agreement for a third CNG refueling station. NJNG expects to invest between $6 and $8 million to construct these three CNG stations.

NJNG will install, own and maintain the CNG infrastructure, and each host company will be required to initially use at least 20 percent of the refueling capacity and make the station open to the public. This investment will help grow the state’s natural gas vehicle market while providing both economic and environmental benefits for New Jersey. NJNG is authorized by the BPU to earn an overall immediate return of 7.1 percent, including a 10.3 percent return on equity, on this investment.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•	Storm Recovery Update

Capital expenditures related to Superstorm Sandy are estimated at $30 to $40 million, down from the original estimate of $40 to $60 million. NJNG expects to spend approximately $26 to $30 million of this amount in fiscal 2013, with the balance invested over the next three fiscal years. The primary reason for the decrease is less natural gas distribution main replacement compared with original estimates and the lower cost of equipment replacements. As with normal operations, capital costs will be treated as additions to NJNG’s rate base on which recovery will be sought in a future base rate case, which will be filed no later than November 15, 2015.

Total incremental operation and maintenance costs are estimated at $15 to $17 million. NJNG is deferring these costs and, therefore, such costs will have no impact on fiscal 2013 earnings. NJNG intends to seek recovery of these deferred costs in the future base rate case. In addition, the BPU has commenced a generic proceeding for all New Jersey utilities to address the prudency of costs incurred in response to major storms in 2011 and 2012. NJNG will file its deferred costs with the BPU by July 1, 2013.

•	New Jersey Natural Gas Supply Incentive Program Update

During the first six months of fiscal 2013, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $4.1 million to utility gross margin, compared with $6.1 million for the same period last year. For the three-month period ended March 31, 2013, these incentives contributed $2 million to utility gross margin, compared with $3.2 million during the same period last year. These decreases are due primarily to a decline in capacity value and timing of storage incentive activities. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $611 million.

•	The SAVEGREEN Project®

In the first six months of fiscal 2013, The SAVEGREEN Project, NJNG’s energy-efficiency program, spent $4.9 million on rebates and incentives to help NJNG customers make the move to high-efficiency natural gas equipment. During the same period, SAVEGREEN performed 3,218 home energy audits to identify energy-efficiency opportunities with an emphasis on whole-house improvements to further increase energy savings for customers.

Since its inception in 2009, SAVEGREEN rebates and incentives, totaling $34.1 million, have helped over 22,400 customers reduce energy consumption and lower their bills, in line with the state’s environmental goals and its mandate to reduce energy costs for residents. New Jersey has also benefited from more than $150.5 million in economic activity generated by the 1,496 contractors now participating in The SAVEGREEN Project.

NJNG is authorized to earn an overall return of 7.76 percent on its 2009, 2010 and 2011 SAVEGREEN investments and 7.1 percent on its 2012 and 2013 investments, all of which include a 10.3 percent return on equity. The BPU extended the company’s current SAVEGREEN program through June 30, 2013, while discussions continue on NJNG’s proposed extension of the program through December 2016.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•	NJR Clean Energy Ventures Reports Earnings; The Sunlight Advantage® Update

Fiscal 2013 year-to-date net financial earnings at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy subsidiary, were $10.5 million, compared with $22 million in the first six months of fiscal 2012. For the three-month period ended March 31, 2013, NJRCEV reported net financial earnings of $5.1 million, compared with $11.9 million in the same period last year. The reductions are due primarily to fewer projects placed in service, which resulted in lower investment tax credits (ITCs).

NJR’s effective tax rate is significantly impacted by the amount of ITCs earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on the commercial projects completed in the first six months of fiscal 2013 and NJRCEV’s forecast for residential projects for the fiscal year, NJR used an effective tax rate of 25.4 percent in the first six months of fiscal 2013. Accordingly, $12.8 million related to ITCs were recognized in the first six months of fiscal 2013. In the first six months of fiscal 2012, the effective tax rate was 19.5 percent and $24.9 million related to ITCs were recognized.

The estimate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

During the first six months of fiscal 2013, NJRCEV placed into service a total of $26.3 million in rooftop and ground-mounted commercial solar systems throughout New Jersey. This includes the $19.7 million, 6.7 megawatt ground-mounted Reeves Station project in Medford, New Jersey as well as a $6.6 million, 2.4 megawatt rooftop project, which will supply power to the Wakefern Food Corp. distribution center in Keasbey, New Jersey. NJRCEV began construction on a 1.5 megawatt solar system at the Medford Township Wastewater Treatment Plant, which is expected to be operational during the third quarter of fiscal 2013.

Additional projects in the NJRCEV pipeline include two ground-mounted, grid-connected solar projects in Burlington County. These projects, with system capacities of 9.2 and 6.1 megawatts, are subject to BPU approval. Also, NJRCEV recently received approval from the Absecon Board of Education to move forward with a 1 megawatt, ground-mounted, net-metered solar project. In addition, NJRCEV is in various stages of evaluation and development of an additional $140 million in net-metered and grid-connected projects.

NJRCEV placed into service a total of $91.2 million in rooftop and ground-mounted commercial solar systems in the first six months of fiscal 2012, including a $59.5 million, 14.1 megawatt solar system built on McGraw-Hill’s East Windsor, New Jersey campus, NJRCEV’s largest single investment to date.

The Sunlight Advantage, NJRCEV’s residential solar lease program, added 294 customers, (2.4 megawatts), during the first six months of fiscal 2013, bringing the total number of customers to 1,414 since the program’s inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners through both roof- and ground-mounted systems with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $25 million in residential solar systems in fiscal 2013.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

“New Jersey has a strong commitment to solar energy,” said Downes. “We are pleased to support this important component of the state’s Energy Master Plan by seeking additional earnings growth opportunities in the solar sector. At the same time, we are diversifying our renewable energy portfolio to include wind and distributed generation to further enhance shareowner value and save customers money.”

•	NJR Energy Services Reports Second-Quarter Results

NJR Energy Services (NJRES), the wholesale energy subsidiary of NJR, reported fiscal 2013 year-to-date net financial earnings of $19.4 million, compared with $23.5 million in the first six months of fiscal 2012. For the three-month period ended March 31, 2013, net financial earnings were $16.4 million, compared with $15.9 million in the same period last year.

This decrease in year-to-date earnings is due primarily to lower gross margin from transportation assets, partially offset by higher gross margin from storage assets, compared with last year. However, based on results through March 2013 and an updated forecast, including existing values for current market positions, NJRES expects net financial earnings for the entire year to exceed fiscal 2012.

With a focus on disciplined risk management, NJRES continues to identify new growth opportunities in the producer services marketplace, providing customized energy solutions for customers. NJRES has added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint by adding Rockies and Pacific Northwest assets to its existing portfolio, which includes 35.3 billion cubic foot (Bcf) of firm storage capacity and 1.2 Bcf/day of firm transportation.

•	Midstream Investments

NJR’s natural gas midstream asset segment, Midstream Investments, reported year-to-date net financial earnings of $4.1 million, compared with $3.8 million in the same period last year. For the three-month period ended March 31, 2013, earnings were $2.3 million, compared with $2 million in the second fiscal quarter of 2012.

This segment consists of NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and NJR’s 5.5 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the New York/New Jersey metropolitan region.

•	NJR Home Services Update

In the first six months of fiscal 2013, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a loss of $1.1 million, compared with a loss of $671,000 in the same period last year. In the three-month period ended March 31, 2013, NJRHS experienced a loss of $847,000, compared with a loss of $230,000 in the second quarter of fiscal 2012. Losses are typical during the first six months of the fiscal year due to the timing of contract revenue recognition. The increase in loss during the first six months of fiscal 2013 is due primarily to increased advertising expenses, which more than offset higher revenue and gross margin. Based on results through March 2013 and an updated forecast, NJRHS expects net financial earnings for the entire year to exceed last year.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

Fiscal 2013 year-to-date revenue for NJRHS was $18 million, a 12 percent increase over the same period last year, and gross margin improved 2 percent, compared with the same period last year. This improved performance was due to growth in NJRHS’ installation business.

NJRHS offers home energy solutions for customer comfort and has recently expanded its successful service contract product line to include electric, plumbing and standby generator contracts. Generator and equipment sales and installations remain strong. NJRHS has recently expanded its service territory to include Sussex, Warren and Hunterdon counties in New Jersey and is pursuing additional geographic expansion. Currently, NJRHS serves over 128,000 customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs, the future market for Solar Renewable Energy Certificates (SRECs) and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin and restoration costs resulting from Superstorm Sandy. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K and the Form 10-Q for the quarter ended March 31, 2013, to be filed on or around May 3, 2013.

Non-GAAP Financial Information

This press release includes the non-GAAP measure net financial earnings as an indicator of the company’s operating performance, net financial earnings should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. Management uses this non-GAAP financial measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company’s performance. Management believes this non-GAAP measure is more reflective of the company’s business model, provides transparency to investors and enables period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures used by NJR to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues of $3 billion, NJR is comprised of five key businesses:

•

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•

NJR Clean Energy Ventures is a clean energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 47 megawatts, providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

•

NJR Home Services is a provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 130,000 residential homes and businesses throughout New Jersey.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2013 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE

•

NJR Energy Holdings invests and maintains equity ownership in natural gas storage and transportation pipelines and serves companies from local distributors and producers to electric generators and wholesale marketers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us at facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPhone.

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	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Net income	$45,469	$54,535	$105,675	$111,892
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	24,534	7,664	12,940	(9,708)
Effects of economic hedging related to natural gas inventory, net of taxes	(1,339)	11,927	(14,458)	17,250

Net financial earnings	$68,664	$74,126	$104,157	$119,434

Weighted Average Shares Outstanding
Basic	41,789	41,509	41,742	41,472
Diluted	41,972	41,711	41,925	41,673

Basic earnings per share	$1.09	$1.31	$2.53	$2.70

Basic net financial earnings per share	$1.64	$1.79	$2.50	$2.88

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$45,917	$44,936	$71,409	$70,910
NJR Energy Services	16,368	15,871	19,382	23,486
NJR Clean Energy Ventures	5,154	11,862	10,459	21,959
NJR Energy Holdings	2,274	2,021	4,059	3,804
NJR Home Service and Other	(1,037)	(543)	(1,131)	(689)

Sub-total	68,676	74,147	104,178	119,470
Eliminations	(12)	(21)	(21)	(36)

Total	$68,664	$74,126	$104,157	$119,434

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Net income	$45,469	$54,535	$105,675	$111,892
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	24,534	7,664	12,940	(9,708)
Effects of economic hedging related to natural gas, net of taxes	(1,339)	11,927	(14,458)	17,250

Net financial earnings	$68,664	$74,126	$104,157	$119,434

Weighted Average Shares Outstanding
Basic	41,789	41,509	41,742	41,472
Diluted	41,972	41,711	41,925	41,673

Basic net financial earnings per share	$1.64	$1.79	$2.50	$2.88

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Operating revenues	$603,806	$381,010	$1,107,548	$823,010
Less: Gas purchases	611,878	382,432	1,067,632	789,195
Add:
Unrealized loss (gain) on derivative instruments and related transactions	39,396	11,996	20,955	(15,665)
Effects of economic hedging related to natural gas inventory	(2,117)	18,862	(22,865)	27,280

Financial margin	$29,207	$29,436	$38,006	$45,430

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Operating (loss) income	$(11,767)	$(5,497)	$32,759	$26,033
Add:
Operation and maintenance expense	3,380	3,755	6,595	7,096
Depreciation and amortization	11	16	22	32
Other taxes	304	304	540	654

Subtotal – Gross margin	(8,072)	(1,422)	39,916	33,815
Add:
Unrealized loss (gain) on derivative instruments and related transactions	39,396	11,996	20,955	(15,665)
Effects of economic hedging related to natural gas inventory	(2,117)	18,862	(22,865)	27,280

Financial margin	$29,207	$29,436	$38,006	$45,430

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2013	2012	2013	2012
Net (loss) income	$(7,204)	$(3,642)	$20,590	$16,141
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	24,911	7,586	13,250	(9,905)
Effects of economic hedging related to natural gas, net of taxes	(1,339)	11,927	(14,458)	17,250

Net financial earnings	$16,368	$15,871	$19,382	$23,486

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2013	2012	2013	2012
OPERATING REVENUES
Utility	$351,750	$226,023	$570,599	$417,397
Nonutility	609,135	386,898	1,126,305	837,935

Total operating revenues	960,885	612,921	1,696,904	1,255,332

OPERATING EXPENSES
Gas purchases
Utility	189,040	78,301	300,361	163,931
Nonutility	611,567	382,055	1,066,994	788,472
Operation and maintenance	43,067	39,185	83,137	78,130
Regulatory rider expenses	23,774	18,443	37,756	30,986
Depreciation and amortization	11,721	10,439	23,024	20,039
Energy and other taxes	24,747	16,809	41,472	30,867

Total operating expenses	903,916	545,232	1,552,744	1,112,425

OPERATING INCOME	56,969	67,689	144,160	142,907
Other income	2,781	349	3,046	876
Interest expense, net	5,746	5,427	11,571	10,432

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	54,004	62,611	135,635	133,351
Income tax provision	12,065	11,094	36,045	27,131
Equity in earnings of affiliates	3,530	3,018	6,085	5,672

NET INCOME	$45,469	$54,535	$105,675	$111,892

EARNINGS PER COMMON SHARE
BASIC	$1.09	$1.31	$2.53	$2.70
DILUTED	$1.08	$1.31	$2.52	$2.68

DIVIDENDS PER COMMON SHARE	$0.40	$0.38	$.80	$.76

AVERAGE SHARES OUTSTANDING
BASIC	41,789	41,509	41,742	41,472
DILUTED	41,972	41,711	41,925	41,673

NEW JERSEY RESOURCES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2013	2012	2013	2012
Operating Revenues
Natural Gas Distribution	$351,750	$226,023	$570,599	$417,397
Clean Energy Ventures	1,440	527	4,619	907
Energy Services	603,806	381,010	1,107,548	823,010
Energy Holdings	—	—	—	—
Retail and Other	8,520	8,277	19,138	17,308

Sub-total	965,516	615,837	1,701,904	1,258,622
Eliminations	(4,631)	(2,916)	(5,000)	(3,290)

Total	$960,885	$612,921	$1,696,904	$1,255,332

Operating Income (Loss)
Natural Gas Distribution	$71,355	$75,330	$114,099	$120,313
Clean Energy Ventures	(2,427)	(2,766)	(3,350)	(4,698)
Energy Services	(11,767)	(5,497)	32,759	26,033
Energy Holdings	(279)	(157)	(421)	(290)
Retail and Other	(1,654)	(263)	(1,717)	(487)

Sub-total	55,228	66,647	141,370	140,871
Eliminations	1,741	1,042	2,790	2,036

Total	$56,969	$67,689	$144,160	$142,907

Equity in Earnings of Affiliates
Energy Holdings	$4,469	$3,967	$7,960	$7,582
Eliminations	(939)	(949)	(1,875)	(1,910)

Total	$3,530	$3,018	$6,085	$5,672

Net Income (Loss)
Natural Gas Distribution	$45,917	$44,936	$71,409	$70,910
Clean Energy Ventures	5,154	11,862	10,459	21,959
Energy Services	(7,204)	(3,642)	20,590	16,141
Energy Holdings	2,274	2,021	4,059	3,804
Retail and Other	(1,037)	(543)	(1,131)	(689)

Sub-total	45,104	54,634	105,386	112,125
Eliminations	365	(99)	289	(233)

Total	$45,469	$54,535	$105,675	$111,892

Net Financial Earnings (Loss)
Natural Gas Distribution	$45,917	$44,936	$71,409	$70,910
Clean Energy Ventures	5,154	11,862	10,459	21,959
Energy Services	16,368	15,871	19,382	23,486
Energy Holdings	2,274	2,021	4,059	3,804
Retail and Other	(1,037)	(543)	(1,131)	(689)

Sub-total	68,676	74,147	104,178	119,470
Eliminations	(12)	(21)	(21)	(36)

Total	$68,664	$74,126	$104,157	$119,434

Throughput (Bcf)
NJNG, Core Customers	32.3	24.3	52.9	42.0
NJNG, Off System/Capacity Management	40.0	23.2	72.3	48.8
NJRES Fuel Mgmt. and Wholesale Sales	161.4	140.2	305.3	264.0

Total	233.7	187.7	430.5	354.8

Common Stock Data
Yield at March 31	3.6%	3.4%	3.6%	3.4%
Market Price
High	$45.63	$50.28	$46.28	$50.48
Low	$39.06	$43.86	$38.51	$40.10
Close at March 31	$44.85	$44.57	$44.85	$44.57
Shares Out. at March 31	41,788	41,526	41,788	41,526
Market Cap. at March 31	$1,874,192	$1,850,814	$1,874,192	$1,850,814

NATURAL GAS DISTRIBUTION

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2013	2012	2013	2012
Utility Gross Margin
Operating revenues	$351,750	$226,023	$570,599	$417,397
Less:
Gas purchases	194,926	81,667	307,087	168,154
Energy and other taxes	22,515	14,353	36,767	26,236
Regulatory rider expense	23,774	18,443	37,756	30,986

Total Utility Gross Margin	$110,535	$111,560	$188,989	$192,021

Utility Gross Margin, Operating Income and Net Income
Residential	$70,786	$73,496	$119,121	$124,726
Commercial, Industrial & Other	16,932	17,401	29,652	30,511
Firm Transportation	20,721	17,351	35,895	30,531

Total Firm Margin	108,439	108,248	184,668	185,768
Interruptible	92	92	203	194

Total System Margin	108,531	108,340	184,871	185,962
Off System/Capacity Management/FRM/Storage Incentive	2,004	3,220	4,118	6,059

Total Utility Gross Margin	110,535	111,560	188,989	192,021
Operation and maintenance expense	28,705	26,246	53,896	52,186
Depreciation and amortization	9,399	8,749	18,676	17,381
Other taxes not reflected in gross margin	1,076	1,235	2,318	2,141

Operating Income	$71,355	$75,330	$114,099	$120,313

Net Income	$45,917	$44,936	$71,409	$70,910

Throughput (Bcf)
Residential	19.5	15.6	30.7	25.8
Commercial, Industrial & Other	3.7	3.0	5.9	5.0
Firm Transportation	7.1	4.7	11.4	8.1

Total Firm Throughput	30.3	23.3	48.0	38.9
Interruptible	2.0	1.0	4.9	3.1

Total System Throughput	32.3	24.3	52.9	42.0
Off System/Capacity Management	40.0	23.2	72.3	48.8

Total Throughput	72.3	47.5	125.2	90.8

Customers
Residential	411,470	428,757	411,470	428,757
Commercial, Industrial & Other	26,251	27,067	26,251	27,067
Firm Transportation	61,138	43,635	61,138	43,635

Total Firm Customers	498,859	499,459	498,859	499,459
Interruptible	41	41	41	41

Total System Customers	498,900	499,500	498,900	499,500
Off System/Capacity Management*	33	35	33	35

Total Customers	498,933	499,535	498,933	499,535

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	2,513	1,958	4,080	3,284
Normal	2,469	2,525	4,103	4,176

Percent of Normal	101.8%	77.5%	99.4%	78.6%

CLEAN ENERGY VENTURES

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and megawatt)	2013	2012	2013	2012
Operating Revenues
SREC sales	$947	$336	$3,859	$645
Energy sales and other	493	191	760	262

Total Operating Revenues	$1,440	$527	$4,619	$907

Depreciation and Amortization	$2,104	$1,511	$3,935	$2,321

Operating (Loss)	$(2,427)	$(2,766)	$(3,350)	$(4,698)

Income Tax Benefit	$6,457	$14,826	$14,226	$26,997

Net Income	$5,154	$11,862	$10,459	$21,959

Solar Renewable Energy Certificates Generated	8.422	3.287	18,083	4,276

Solar Renewable Energy Certificates Sold	7.362	2,110	32,362	3,433

Megawatts Installed	1.6	1.0	11.5	22.2

Megawatts Under Construction	1.974	0.425	1.974	0.425

ENERGY SERVICES

Operating Income
Operating revenues	$603,806	$381,010	$1,107,548	$823,010
Gas purchases	611,878	382,432	1,067,632	789,195

Gross Margin	(8,072)	(1,422)	39,916	33,815
Operation and maintenance expense	3,380	3,755	6,595	7,096
Depreciation and amortization	11	16	22	32
Energy and other taxes	304	304	540	654

Operating (Loss) Income	$(11,767)	$(5,497)	$32,759	$26,033

Net (Loss) Income	$(7,204)	$(3,642)	$20,590	$16,141

Financial Margin	$29,207	$29,436	$38,006	$45,430

Net Financial Earnings	$16,368	$15,871	$19,382	$23,486

Gas Sold and Managed (Bcf)	161.4	140.2	305.3	264.0

ENERGY HOLDINGS

Equity in Earnings of Affiliates	$4,469	$3,967	$7,960	$7,582

Operation and Maintenance Expense	$278	$155	$418	$273

Interest Expense	$476	$683	$1,067	$1,397

Net Income	$2,274	$2,021	$4,059	$3,804

RETAIL AND OTHER

Operating Revenues	$8,520	$8,277	$19,138	$17,308

Operating (Loss)	$(1,654)	$(263)	$(1,717)	$(487)

Net (Loss)	$(1,037)	$(543)	$(1,131)	$(689)

Total Customers as of March 31,	128,571	131,800	128,571	131,800